                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D. C.  20549

                                       FORM 8-K

                                    CURRENT REPORT

                          Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) December 7, 1998.


                        TREATS INTERNATIONAL ENTERPRISES INC.
                        -------------------------------------

                (Exact name of registrant as specified in its charter)

                                       DELAWARE
                                       --------

                    (State or other jurisdiction of incorporation)

          0-21418                                 13-3495199
          -------                                 ----------

     (Commission File Number)           (IRS Employer Identification No.)


          418 PRESTON STREET, OTTAWA, ONTARIO, CANADA             K1S 4N2
          ---------------------------------------------------------------
          (Address of principal executive offices)             (Zip Code)

         Registrant's telephone number, including area code (613) 563-4073

                                      N/A
                    ----------------------------------------
           (Former name or former address, if changed since last report)

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ITEM 5                               OTHER EVENTS

The Royal Bank of Canada and its wholly owned subsidiary The Royal Bank Capital Corporation (collectively "RBCC") have notified the management of Treats International Enterprises, Inc. ("TIEI") that it is not prepared to waive the defaults of a debenture it holds in TIEI as RBCC has done in previous years. RBCC has however also notified TIEI's management that it does not intend to demand payment of the debentures at this time.

RBCC is the single largest shareholder of TIEI as well as it largest creditor. TIEI and a group of shareholders have recently filed an action against RBCC as detailed in a separate 8-K filing. The case is currently scheduled for mandatory mediation in Ottawa, Ontario, Canada on January 19, 1999.

319853 Canada Inc. ("319853") which also holds a debenture in TIEI and which debenture rates in first place and ahead of the debenture held by RBCC has indicated that it will waive the default of its debenture. 319853's president is a member of the family of the Chief Executive Officer of TIEI.

                                      SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREATS INTERNATIONAL ENTERPRISES INC.




By:   / s / Francois Turcot                           Dated: December 11, 1998.
     ----------------------                                  ------------------

     Director of Finance